Exhibit 99.1

Concentrix Reports Second Quarter 2022 Results

Newark, Calif., June 27, 2022 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal second quarter ended May 31, 2022.

	Three Months Ended
	May 31, 2022	May 31, 2021	Change
Revenue ($M)	$1,568.1	$1,369.9	14.5%
Operating income ($M)	$156.9	$128.2	22.4%
Non-GAAP operating income ($M) (1)	$212.8	$172.1	23.6%
Operating margin	10.0%	9.4%	60 bps
Non-GAAP operating margin (1)	13.6%	12.6%	100 bps
Net income ($M)	$113.1	$82.9	36.4%
Non-GAAP net income ($M) (1)	$154.8	$124.9	23.9%
Adjusted EBITDA ($M) (1)	$249.9	$208.3	20.0%
Adjusted EBITDA margin (1)	15.9%	15.2%	70 bps
Diluted earnings per common share	$2.14	$1.57	36.3%
Non-GAAP diluted earnings per common share (1)	$2.93	$2.37	23.6%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Second Quarter Fiscal 2022 Highlights:
•Revenue was $1,568.1 million, up 14.5% from the prior year second quarter, including a 2.7-point negative impact of foreign exchange rates compared with the prior year period, compared with $1,369.9 million in the prior year second quarter, and up 9.4% on an adjusted constant currency basis.
•Operating income was $156.9 million, or 10.0% of revenue, compared with $128.2 million, or 9.4% of revenue, in the prior year second quarter.
•Non-GAAP operating income was $212.8 million, or 13.6% of revenue, compared with $172.1 million, or 12.6% of revenue, in the prior year second quarter.
•Adjusted EBITDA was $249.9 million, or 15.9% of revenue, compared with $208.3 million, or 15.2% of revenue, in the prior year second quarter.
•Cash flow from operations was $167.5 million in the quarter. Free cash flow for the quarter was $141.7 million.
•Diluted earnings per common share (“EPS”) was $2.14 compared to $1.57 in the prior year second quarter.
•Non-GAAP diluted EPS was $2.93 compared to $2.37 in the prior year second quarter.

"We are focused on driving returns for our shareholders by investing to expand the business while executing a balanced approach to capital deployment,” said Chris Caldwell, Concentrix President and CEO. “Our outlook for the balance of the year includes increased foreign currency headwinds with changes in a small portion of our client base looking to move more work offshore. Broad-based strength across the business, strong wins with enterprise and new-economy clients, and a robust pipeline across our strategic verticals keep us confident that we will continue to grow faster than the market while expanding our margins."

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.25 per share quarterly dividend on May 10, 2022. The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share payable on August 9, 2022, to shareholders of record at the close of business on July 29, 2022.
•Concentrix repurchased 0.4 million shares in the second quarter at a cost of $57.8 million under its previously announced share repurchase program. At May 31, 2022, the Company’s remaining share repurchase authorization was $417.1 million.

Third Quarter and Full Year Fiscal 2022 Outlook
The following statements are based on Concentrix’ current expectations for the third quarter and full year fiscal 2022. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Third Quarter Fiscal 2022 Expectations:
•Third quarter revenue is expected to be in the range of $1.575 billion to $1.605 billion, up approximately 13% to 15% as reported, including a 3-point negative impact of foreign exchange rates compared with the prior year period. This equates to 7% to 9% growth on an adjusted constant currency basis, which excludes a 9-point positive impact of businesses acquired and divested since the start of the prior year third quarter and the negative impact of foreign exchange rates.
•Third quarter operating income is expected to be in the range of $161 million to $176 million and non-GAAP operating income is expected to be in the range of $220 million to $235 million.
•The effective tax rate is expected to approximate 24% to 25%.

Full Year 2022 Expectations:
•Revenue is expected to be in the range of $6.365 billion to $6.415 billion, up approximately 14% to 15% as reported, including a 3-point negative impact of foreign exchange rates compared with the prior year. This equates to 9% to 10% growth on an adjusted constant currency basis, which excludes an 8-point positive impact of businesses acquired and divested since the start of fiscal year 2021 and the negative impact of foreign exchange rates.
•Operating income is expected to be in the range of $663 million to $688 million and non-GAAP operating income is expected to be in the range of $890 million to $915 million.
•The effective tax rate is expected to approximate 24% to 25%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its second quarter fiscal 2022 results tomorrow morning, Tuesday, June 28, 2022 at 9:00 a.m. (ET)/6:00 a.m. (PT).

The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC) is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and more than 125 new economy clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients by reimagining everything CX through Strategy + Talent + Technology. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue for businesses acquired or divested since the beginning of the prior year period so that revenue growth can be viewed without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, effective tax rate, margin expansion, capital allocation, business strategy, foreign currency exchange rate fluctuations, the shore preference of our clients and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic, the conflict in Ukraine and their effects on the global economy, supply chains, inflation, the Company’s business and the business of the Company’s clients; risks related to the Company’s acquisition of ServiceSource International, Inc. (“ServiceSource”), including that the transaction will not be consummated; other communicable diseases, natural disasters, adverse weather conditions or public health crises; cyberattacks on the Company’s or its clients’ networks and information technology systems; the inability to protect personal and proprietary information; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to execute on the Company’s digital CX strategy; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the acquisition and integration of ServiceSource; competitive conditions in the Company’s industry and consolidation of its competitors; geopolitical, economic and climate or weather related risks in regions with a significant concentration of the Company’s operations; higher than expected tax liabilities; the loss of key personnel; the demand for CX solutions and technology; variability in demand by clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the operability of communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; currency exchange rate fluctuations; damage to the Company’s reputation through the actions or inactions of third parties; increases in the cost of labor; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2022 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	May 31, 2022	November 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$163,364	$182,038
Accounts receivable, net	1,311,715	1,207,953
Other current assets	153,904	153,074
Total current assets	1,628,983	1,543,065
Property and equipment, net	401,716	407,144
Goodwill	2,925,679	1,813,502
Intangible assets, net	1,037,987	655,528
Deferred tax assets	53,104	48,413
Other assets	565,183	578,715
Total assets	$6,612,652	$5,046,367

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$110,931	$129,359
Current portion of long-term debt	105,000	—
Accrued compensation and benefits	437,516	453,434
Other accrued liabilities	346,204	351,642
Income taxes payable	23,371	33,779
Total current liabilities	1,023,022	968,214
Long-term debt, net	2,197,876	802,017
Other long-term liabilities	501,579	546,410
Deferred tax liabilities	164,073	109,471
Total liabilities	3,886,550	2,426,112

Redeemable non-controlling interest	2,157	—

Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of May 31, 2022 and November 30, 2021, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,058 and 51,927 shares issued as of May 31, 2022 and November 30, 2021, respectively, and 51,342 and 51,594 shares outstanding as of May 31, 2022 and November 30, 2021, respectively	5	5
Additional paid-in capital	2,404,281	2,355,767
Treasury stock, 716 and 333 shares as of May 31, 2022 and November 30, 2021, respectively	(118,248)	(57,486)
Retained earnings	589,740	392,495
Accumulated other comprehensive loss	(151,833)	(70,526)
Total stockholders’ equity	2,723,945	2,620,255
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$6,612,652	$5,046,367

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2022	May 31, 2021	% Change	May 31, 2022	May 31, 2021	% Change
Revenue
Technology and consumer electronics	$466,754	$417,277	12%	$936,953	$830,095	13%
Retail, travel and ecommerce	295,025	231,966	27%	579,942	470,967	23%
Communications and media	273,817	254,860	7%	534,460	503,650	6%
Banking, financial services and insurance	255,583	228,816	12%	498,829	437,900	14%
Healthcare	148,252	115,418	28%	298,388	240,642	24%
Other	128,670	121,541	6%	255,581	239,902	7%
Total revenue	1,568,101	1,369,878	14%	3,104,153	2,723,156	14%
Cost of revenue	1,009,185	887,149	14%	2,007,103	1,754,377	14%
Gross profit	558,916	482,729	16%	1,097,050	968,779	13%
Selling, general and administrative expenses	402,004	354,505	13%	792,393	705,666	12%
Operating income	156,912	128,224	22%	304,657	263,113	16%
Interest expense and finance charges, net	12,973	6,745	92%	21,743	14,448	50%
Other expense (income), net	(2,545)	(3,546)	(28)%	(10,161)	257	(4,054)%
Income before income taxes	146,484	125,025	17%	293,075	248,408	18%
Provision for income taxes	33,451	42,121	(21)%	69,503	76,693	(9)%
Net income before non-controlling interest	113,033	82,904	36%	223,572	171,715	30%
Less: Net income (loss) attributable to non-controlling interest	(109)	—	100%	157	—	100%
Net income attributable to Concentrix Corporation	$113,142	$82,904	36%	$223,415	$171,715	30%

Earnings per common share:
Basic	$2.16	$1.59		$4.27	$3.31
Diluted	$2.14	$1.57		$4.23	$3.26
Weighted-average common shares outstanding
Basic	51,564	51,275		51,596	51,215
Diluted	51,990	52,005		51,995	51,928

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Revenue	$1,568,101	$1,369,878	$3,104,153	$2,723,156
Revenue growth, as reported under U.S. GAAP	14.5%	28.5%	14.0%	20.8%
Foreign exchange impact	2.7%	(4.2)%	2.3%	(3.1)%
Constant currency revenue growth	17.2%	24.3%	16.3%	17.7%
Effect of excluding revenue of acquired and divested businesses	(7.8)%	—%	(6.3)%	—%
Adjusted constant currency revenue growth	9.4%	24.3%	10.0%	17.7%

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Operating income	$156,912	$128,224	$304,657	$263,113
Acquisition-related and integration expenses	1,726	—	2,648	—
Amortization of intangibles	41,469	34,597	79,525	69,198
Share-based compensation	12,647	9,283	27,816	16,401
Non-GAAP operating income	$212,754	$172,104	$414,646	$348,712

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net income	$113,142	$82,904	$223,415	$171,715
Net income (loss) attributable to non-controlling interest	(109)	—	157	—
Interest expense and finance charges, net	12,973	6,745	21,743	14,448
Provision for income taxes	33,451	42,121	69,503	76,693
Other expense (income), net	(2,545)	(3,546)	(10,161)	257
Acquisition-related and integration expenses	1,726	—	2,648	—
Amortization of intangibles	41,469	34,597	79,525	69,198
Share-based compensation	12,647	9,283	27,816	16,401
Depreciation	37,137	36,226	73,174	72,225
Adjusted EBITDA	$249,891	$208,330	$487,820	$420,937

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Operating margin	10.0%	9.4%	9.8%	9.7%
Non-GAAP operating margin	13.6%	12.6%	13.4%	12.8%
Adjusted EBITDA margin	15.9%	15.2%	15.7%	15.5%

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net income	$113,142	$82,904	$223,415	$171,715
Acquisition-related and integration expenses	1,726	—	2,648	—
Amortization of intangibles	41,469	34,597	79,525	69,198
Share-based compensation	12,647	9,283	27,816	16,401
Income taxes related to the above (1)	(14,180)	(11,107)	(27,933)	(21,674)
Income tax effect of assets held for sale (2)	—	9,247	—	9,247
Non-GAAP net income	$154,804	$124,924	$305,471	$244,887

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net income	$113,142	$82,904	$223,415	$171,715
Less: net income allocated to participating securities	(1,700)	(1,254)	(3,243)	(2,314)
Net income attributable to common stockholders	111,442	81,650	220,172	169,401
Acquisition-related and integration expenses allocated to common stockholders	1,700	—	2,610	—
Amortization of intangibles allocated to common stockholders	40,846	34,074	78,371	68,266
Share-based compensation allocated to common stockholders	12,457	9,143	27,412	16,180
Income taxes related to the above allocated to common stockholders (1)	(13,967)	(10,939)	(27,528)	(21,382)
Income tax effect of assets held for sale allocated to common stockholders (2)	—	9,107	—	9,122
Non-GAAP net income attributable to common stockholders	$152,478	$123,035	$301,037	$241,587

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Diluted earnings per common share (“EPS”) (3)	$2.14	$1.57	$4.23	$3.26
Acquisition-related and integration expenses	0.03	—	0.05	—
Amortization of intangibles	0.79	0.66	1.51	1.31
Share-based compensation	0.24	0.18	0.53	0.31
Income taxes related to the above (1)	(0.27)	(0.22)	(0.53)	(0.41)
Income tax effect of assets held for sale (2)	—	0.18	—	0.18
Non-GAAP diluted EPS	$2.93	$2.37	$5.79	$4.65

Weighted-average number of common shares - diluted	51,990	52,005	51,995	51,928

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net cash provided by operating activities	$167,469	$203,231	$212,484	$239,115
Purchases of property and equipment	(25,773)	(28,808)	(71,166)	(70,758)
Free cash flow	$141,696	$174,423	$141,318	$168,357

	Forecast
	Three Months Ending August 31, 2022
	Low	High
Operating income	$161,200	$176,200
Amortization of intangibles	41,300	41,300
Share-based compensation	17,500	17,500
Non-GAAP operating income	$220,000	$235,000

	Forecast
	Fiscal Year Ending November 30, 2022
	Low	High
Operating income	$663,352	$688,352
Acquisition-related and integration expenses	2,648	2,648
Amortization of intangibles	162,000	162,000
Share-based compensation	62,000	62,000
Non-GAAP operating income	$890,000	$915,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) In the second quarter of fiscal year 2021, we reached an agreement to sell our Concentrix Insurance Solutions (“CIS”) business and, therefore, we were no longer indefinitely reinvested with respect to our investment in this subsidiary. This amount represents the income tax impact of the change in this reinvestment assertion.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.5% of net income for both the three months ended May 31, 2022 and 2021 and 1.5% and 1.3% of net income, respectively, for the six months ended May 31, 2022 and 2021, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.